EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-97419, No. 333-107337, No. 333-110775, No. 333-110777, No. 333-123617, No. 333-123620, No. 333-137766, No. 333-137767, No. 333-144707, No. 333-144708, and No. 333-144710) on Forms S-8 of North State Bancorp of our report dated March 30, 2012, with respect to the consolidated financial statements of North State Bancorp, which report appears in North State Bancorp’s 2011 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP
Greenville, North Carolina
March 30, 2012